EXHIBIT (d)(2)


                           FIRST AMERICAN FUNDS, INC.
                   EXHIBIT A TO INVESTMENT ADVISORY AGREEMENT
                           EFFECTIVE OCTOBER 25, 2004
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
                                      EFFECTIVE DATE OF            ANNUAL ADVISORY FEE AS A
                                      -----------------            ------------------------
                                     INVESTMENT ADVISORY       PERCENTAGE OF AVERAGE DAILY NET
                                     -------------------       -------------------------------
       PORTFOLIO                         AGREEMENT                        ASSETS
       ---------                         ---------                        ------




Prime Obligations Fund (1)            January 20, 1995                      0.10%
Government Obligations Fund           January 20, 1995                      0.10%
Treasury Obligations Fund             January 20, 1995                      0.10%
Tax Free Obligations Fund             October 8, 1997                       0.10%
Treasury Reserve Fund                 September 24, 2001                    0.10%
U.S. Treasury Money Market Fund       October 25, 2004                      0.10%



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